                                                                    Exhibit 99.1

PRESS RELEASE
-------------

FOR IMMEDIATE RELEASE

             IPC HOLDINGS, LTD. REPORTS FOURTH QUARTER 2003 RESULTS
             ------------------------------------------------------

                                                                 Quarter ended                  Year ended
                                                                  December 31,                  December 31,
                                                              ---------------------       ----------------------
                                                                2003          2002           2003         2002
                                                                ----          ----           ----         ----
                                                             (unaudited)   (unaudited)
                                                               Expressed in thousands of United States dollars,
                                                                            except per share amounts
NET INCOME                                                    $ 65,381     $ 19,970       $ 260,629    $ 157,906

Adjustment for net realized (gains) losses                      (7,301)      36,621         (13,733)      44,867
                                                              ---------------------       ----------------------
NET OPERATING INCOME                                          $ 58,080     $ 56,591       $ 246,896     $202,773
                                                              ---------------------       ----------------------

Basic net income per common share                                $1.36        $0.41           $5.41        $3.28
Diluted net income per common share                              $1.35        $0.41           $5.40        $3.27

Net operating income per common share (diluted)                  $1.20        $1.17           $5.11        $4.20

Weighted average number of common shares - basic             48,239,706   48,175,119      48,205,554   48,173,362
Weighted average number of common shares - diluted           48,369,196   48,262,245      48,302,579   48,266,444


PEMBROKE, BERMUDA, February 10, 2004. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended December 31, 2003 of $65.4 million, or $1.35 per share, compared to $20.0 million, or $0.41 per share, for the fourth quarter of 2002. For the year ended December 31, 2003, net income was $260.6 million, or $5.40 per share, compared to $157.9 million, or $3.27 per share, for the corresponding period of 2002.

Non-GAAP Financial Measures:

In addition to the GAAP financial measures set forth, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. Net operating income is a common performance measurement which, as calculated by the Company, is net income available to ordinary shareholders, excluding net realized gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. Management believes that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with IPC's peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC's overall financial performance.

Results of Operations:

Net operating income, which is net income less net realized gains and losses, was $58.1 million or $1.20 per share, for the quarter ended December 31, 2003, compared to $56.6 million, or $1.17 per share for the fourth quarter of 2002, and $246.9 million or $5.11 per share for the year ended December 31, 2003, compared to $202.8 million or $4.20 per share, for the year ended December 31, 2002.

President and Chief Executive Officer Jim Bryce commented: "2003 saw the completion of a second consecutive record year for IPC in terms of premiums written and growth in book value. It was also a year in which we maintained our excellent ratings from both A.M. Best and Standard & Poor's, despite cascading downgrades in the insurance and reinsurance industry. We believe our stable ratings are in part due to the underwriting and expense discipline that we continue to exercise, and the fact that the strength of our balance sheet has been reinforced by our results. Turning to the current year, our January 2004 renewals were satisfactory, generally in line with our expectations and were accomplished through our enhanced financial position, ten year track record of transactional excellence, and consistency of shareholders, business strategy, ratings and personnel, in times of turmoil and dislocation within the industry. Renewals were conducted against a market backdrop of continued underwriting discipline, in which healthy conditions generally prevailed."

We wrote gross premiums of $20.5 million in the fourth quarter of 2003, compared to $17.0 million in the fourth quarter of 2002, an increase of 21%. We wrote business for new clients and additional business for existing clients, which partially offset business which we did not renew. Our premium writings in the fourth quarter of 2003 also included an additional $3.1 million of adjustment premiums, compared to the fourth quarter of 2002. For the year ended December 31, 2003 we wrote gross premiums of $322.8 million, an increase of 24% over the $259.7 million we wrote in 2002, primarily due to new business, rate increases generally in the range 0% to 10%, and program restructuring, which more than offset business that was not renewed. Gross premiums written in 2003 include $21.1 million of adjustment premiums, and $7.3 million of reinstatement premiums, compared to $5.8 million and $1.4 million, respectively, in 2002.

We earned net premiums of $74.5 million in the fourth quarter of 2003, compared to $60.6 million in the fourth quarter of 2002, an increase of 23%. The increase in our net premiums earned reflects the increase in written premiums over the past twelve months. We also benefitted from the increases in adjustment premiums and reinstatement premiums in the fourth quarter and the year ended December 31, 2003, over the corresponding periods of 2002. Net earned premiums for the year ended December 31, 2003 were $298.9 million, an increase of 32% compared to the $226.4 million earned in 2002.

We earned net investment income of $12.1 million in the quarter ended December 31, 2003, compared to $11.9 million in the fourth quarter of 2002. This brought the totals for the years ended December 31, 2003 and 2002, respectively, to $47.1 million and $49.3 million. This decrease is primarily due to the decline in the average yield of our investment portfolio because of lower interest rates and their impact on the reinvestment of maturing fixed income securities, offset in part by the increase in our invested assets, due to our positive operating cash flow during the year.

Net realized gains on our investments in the quarter ended December 31, 2003 were $7.3 million, compared with a net realized loss of $(36.6) million in the fourth quarter of 2002. Realized gains and losses fluctuate from period to period, depending on the individual securities sold, as recommended by our investment advisors. In the fourth quarter of 2002, we wrote down the cost basis of certain equity investments where the decline in value was deemed to be other-than temporary ("OTTD"), by $40.6 million. These write-downs were non-cash charges which were recorded as realized losses in our income statement, with a corresponding reduction in unrealized losses in shareholders' equity, even though there were no sales of the securities. For the year to December 31, 2003, net realized gains totaled $13.7 million, compared to a net realized loss of $(44.9) million for 2002, which included $49.1 million of OTTD write-downs.

We incurred net losses and loss adjustment expenses of $15.9 million in the quarter ended December 31, 2003. This compares to $4.5 million for the fourth quarter of 2002. Losses in the fourth quarter of 2003 include claims resulting from the various brush fires which affected California, anticipated claims from floods which affected southern France, and an explosion/fire which took place at an energy facility in Canada earlier in the year. Net losses incurred for the year ended December 31, 2003 were $54.4 million, compared to $38.8 million in 2002. Our loss ratios, which is the ratio of losses and loss adjustment expenses to net premiums earned were 21.4% and 18.2%, respectively, for the quarter and year ended December 31, 2003, compared to 7.5% and 17.1% for the corresponding periods in 2002.

Our net acquisition costs, which are primarily commissions and fees paid to brokers for the production of business, were $8.2 million for the fourth quarter of 2003, compared to $6.6 million in the fourth quarter of 2002. For the year ended December 31, 2003, acquisition costs were $30.9 million, compared to $24.5 million in 2002. These costs have increased primarily due to the increase in net earned premiums.

General and administrative expenses totaled $5.5 million in the fourth quarter of 2003, compared to $4.1 million in the fourth quarter of 2002. This increase is due to an increase in salaries and other compensation including the impact of expensing stock grants and stock options granted to certain officers in January 2003, and an increase in administrative service fees, which are based on a percentage of premiums earned. For the year ended December 31, 2003, general and administrative expenses were $19.1 million, compared to $13.9 million in 2002. A significant component of these expenses are the administrative service fees discussed above, which have increased by $1.8 million accordingly. Other expenses which have increased in 2003 include salaries and benefits (as discussed above), fees incurred in connection with the renewal of our revolving credit facility and professional fees resulting from the increased corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as the increased cost of Directors and Officers liability insurance. Our expense ratio, which is the ratio of acquisition costs plus general and administrative expenses to premiums earned, was 18.4% for the fourth quarter of 2003, compared to 17.6% for the fourth quarter of 2002. For the years ended December 31, 2003 and 2002, respectively, our expense ratios were 16.7% and 17.0%.

Total assets at December 31, 2003 were $1,769.5 million, an increase of 20% over total assets at December 31, 2002. At December 31, 2003 total shareholders' equity was $1,569.2 million, compared to $1,291.5 million at December 31, 2002, an increase of 21.5%.

On February 10, 2004 the Board of Directors declared a quarterly dividend of $0.20 per share, payable on March 25, 2004, to shareholders of record on March 9, 2004.

Our management will be holding a conference call to discuss these results at
8.30 a.m. Eastern time tomorrow, February 11, 2004. This conference call will be broadcast simultaneously on the internet at www.videonewswire.com/IPCR/021104 or from our website at www.ipcre.bm, and a replay of the call will also be available at this site from 10.30 a.m. Eastern time until 12.00 midnight Eastern time on Saturday, February 14, 2004.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition, including but not limited to expectations regarding market cycles, renewals and our ability to increase written premium volume and improve profit margins, market conditions, the impact of current market conditions and trends on future periods, the impact of our business strategy on our results, trends in pricing and claims and the insurance and reinsurance market response to catastrophic events. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," or "expects" and relate to our plans and objectives for future operations. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release. The largest single factor in our results has been and will continue to be the severity or frequency of catastrophic events, which is inherently unpredictable. Numerous factors could cause our actual results to differ materially from those in the forward-looking statements, including, but not limited to, the following: (i) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (ii) any lowering or loss of one of the financial ratings of our wholly owned subsidiary, IPCRe Limited; (iii) a decrease in the level of demand for property catastrophe reinsurance, or increased competition owing to increased capacity of property catastrophe reinsurers; (iv) the effect of competition on market trends and pricing; (v) the adequacy of our loss reserves; (vi) loss of our non-admitted status in United States jurisdictions or the passage of federal or state legislation subjecting us to supervision or regulation in the United States; (vii) challenges by insurance regulators in the United States to our claim of exemption from insurance regulation under current laws; (viii) a contention by the United States Internal Revenue Service that we are engaged in the conduct of a trade or business within the U.S.; (ix) loss of services of any one of our executive officers; (x) changes in interest rates and/or equity values in the United States of America and elsewhere; or (xi) changes in exchange rates and greater than expected currency exposure.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.


               CONTACT: Jim Bryce, President and Chief Executive Officer or John
                        Weale, Senior Vice President and Chief Financial Officer

                        Telephone:  441-298-5100

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)

--------------------------------------------------------------------------------

                                                                 As of                     As of
                                                           December 31, 2003       December 31, 2002
                                                           -----------------       -----------------
ASSETS:

Fixed maturity investments:
   Available for sale, at fair value                          $ 1,260,467             $ 1,153,609
Equity investments, available for sale, at fair value             319,007                 216,897
Cash and cash equivalents                                          91,949                  16,656
Reinsurance premiums receivable                                    61,194                  50,328
Deferred premiums ceded                                             1,317                     819
Losses and loss adjustment expenses recoverable                     1,810                     405
Accrued investment income                                          19,821                  24,163
Deferred acquisition costs                                          8,035                   6,095
Prepaid expenses and other assets                                   5,858                   5,003
                                                              -----------             -----------
                                                              $ 1,769,458             $ 1,473,975
                                                              ===========             ===========

LIABILITIES:

Reserve for losses and loss adjustment expenses               $   123,320             $   119,355
Unearned premiums                                                  61,795                  51,902
Reinsurance premiums payable                                        3,877                   1,555
Deferred fees and commissions                                         834                     127
Accounts payable and accrued liabilities                           10,473                   9,553
                                                              -----------             -----------
                                                                  200,299                 182,492
                                                              -----------             -----------

SHAREHOLDERS' EQUITY:

Share capital (Common shares outstanding, par value
U.S.$0.01)                                                            483                     482
Additional paid-in capital                                        850,133                 846,397
Unearned stock grant compensation                                  (1,495)                      0
Retained earnings                                                 628,931                 404,345
Accumulated other comprehensive income                             91,107                  40,259
                                                              -----------             -----------
                                                                1,569,159               1,291,483
                                                              -----------             -----------
                                                              -----------             -----------
                                                              $ 1,769,458             $ 1,473,975
                                                              ===========             ===========

    Diluted book value per common share                       $     32.43             $     26.75
    (shareholders' equity divided by shares
    outstanding and equivalents)

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

 (Expressed in thousands of United States dollars, except for per share amounts)

--------------------------------------------------------------------------------

                                                Quarter ended December 31,         Year ended December 31,
                                                --------------------------       --------------------------
                                                  2003             2002             2003             2002
                                                --------        ---------        ---------        ---------
REVENUES:                                      (unaudited)     (unaudited)

Gross premiums written                          $ 20,508        $  17,005        $ 322,762        $ 259,685
Premiums ceded                                       259              197          (14,466)          (5,410)
                                                --------        ---------        ---------        ---------
Net premiums written                              20,767           17,202          308,296          254,275
Change in unearned premium reserve, net           53,777           43,405           (9,395)         (27,871)
                                                --------        ---------        ---------        ---------
Net premiums earned                               74,544           60,607          298,901          226,404
Net investment income                             12,116           11,912           47,089           49,320
Net realized gains (losses) on investments         7,301          (36,621)          13,733          (44,867)
Other income                                         948               55            3,348            2,684
                                                --------        ---------        ---------        ---------
                                                  94,909           35,953          363,071          233,541
                                                --------        ---------        ---------        ---------

EXPENSES:

Net losses and loss adjustment expenses           15,932            4,531           54,382           38,775
Net acquisition costs                              8,238            6,595           30,867           24,521
General and administrative expenses                5,520            4,088           19,103           13,893
Net exchange (gain) loss                            (162)             769           (1,910)          (1,554)
                                                --------        ---------        ---------        ---------
                                                  29,528           15,983          102,442           75,635
                                                --------        ---------        ---------        ---------
                                                --------        ---------        ---------        ---------
NET INCOME                                      $ 65,381        $  19,970        $ 260,629        $ 157,906
                                                ========        =========        =========        =========

Loss and loss expense ratio (1)                     21.4%             7.5%            18.2%            17.1%
Expense ratio (2)                                   18.4%            17.6%            16.7%            17.0%
Combined ratio (1 + 2)                              39.8%            25.1%            34.9%            34.1%